EXHIBIT 99.1



[LOGO]




FOR INFORMATION CONTACT:
Media Relations: Robin Jones, 604 207 6111 or rjones@mdsi.ca
Investor Relations: Rick Wadsworth, 519 729 7998 or ir@mdsi.ca



                                  NEWS RELEASE

                 MDSI SHOWS SIGNIFICANT GROWTH AT HALF-YEAR MARK

Richmond, B.C. (July 29, 2003) - For the second quarter of 2003, MDSI Mobile Data Solutions Inc. (NASDAQ:MDSI) (TSX:MMD), the leading provider of mobile workforce management solutions, recorded $12.2 million in revenue compared to $8 million in the same quarter a year ago. The Company lost $(0.06) per fully diluted share, which included $825,000 in strategic expenses associated with investigating a potential corporate transaction, compared to a $(0.18) loss per fully diluted share in Q2 2002.

On a non-GAAP basis, which for purposes of this release MDSI(R) defines as excluding from operating expenses the $825,000 in strategic expenses and excluding from revenue and direct costs offsetting amounts attributable to work done by third party integrators on a large project, the Company earned $11.9 million in total revenue and $0.04 per fully diluted share, both consistent with MDSI's forecast (which did not take into account such items) for the period.

Other significant news included further comments by MDSI on its forecast for the remainder of the year, a change in MDSI's Board of Directors, and a major new contract.

According to Erik Dysthe, MDSI's President, CEO and Chairman, "This was another good quarter for MDSI. I am pleased with our execution against the 2003 financial plan that we announced in October of last year. Our year-to-date results reflect significant growth compared to 2002, on both the top and bottom line, despite an environment where decision making continues to be slow." Added Dysthe, "We spent a great deal of effort during the quarter investigating a transaction that could have helped us broaden our product footprint and accelerate growth. We were far down the path before deciding that it was not right for MDSI. While disappointed, I am confident that we made the right decision and we continue to very actively seek out other opportunities."

Total revenue in Q2 2003 was $12.2 million. Software and services revenue of $8.3 million was consistent with forecast and up 71 percent from $4.9 million in Q2 2002 and up from $7.9 million in Q1 2003. Maintenance and support revenue of $3.3 million was up from $2.9 million in Q2 2002 and $2.6 million in Q1 2003. Third party products and services revenue grew to $611,000 from $279,000 in Q2 2002 and was down from $1.9 million in Q1 2003. The third party products and services revenue amount included approximately $285,000 ($0 in Q2 2002, $1.1 million in Q1 2003) that was attributable to subcontract work of third party integrators on a large project. In accordance with GAAP, a corresponding, offsetting amount was also included in direct costs, resulting in zero effect on net income. Excluding this amount, total revenue on a non-GAAP basis for Q2 2003 was $11.9 million, consistent with MDSI's forecast of between $11 million and $12 million, 48.6 percent ahead of $8 million recorded in Q2 2002.

Total revenue for the six months ended June 30, 2003 was $24.5 million. Non-GAAP total revenue for the same period was $23.1 million, 39.1 percent greater than the $16.6 million recorded in the first half of 2002.

Non-GAAP gross margin during Q2 2003 was 55.2 percent, compared to 56.5 percent in Q2 2002. Calculated on the same basis, the gross margin for the half-year was 56 percent, compared to 57.2 percent in the first half of 2002. The declining gross margin is primarily attributable to weakening of the US dollar during the first half of 2003.



                                     -more-

Total operating expenses were $6.7 million, compared to $6.9 million in Q2 2002, and up from $5.8 million in Q1 2003 due to $825,000 in expenses incurred in Q2 2003 associated with a potential strategic transaction that MDSI thoroughly investigated then abandoned. Non-GAAP operating expenses, were $5.9 million, virtually flat with last quarter and 14.8 percent below Q2 2002. For the six months ending June 30, 2003, operating expenses were $12.5 million, equivalent to the first half of prior year. Non-GAAP operating expenses for the six months ending June 30, 2003 fell to $11.7 million, a decrease of 6.6 percent from the first half of 2002.

MDSI incurred a net loss of $504,000, or $(0.06) cents per fully diluted share in Q2 2003, compared to a loss of $(0.18) per fully diluted share in Q2 2002. Non-GAAP net income in Q2 2003 was $321,000, or $0.04 per fully diluted share, which was consistent with the Company's forecast result. For the six months ending June 30, 2003, MDSI incurred a $281,000 loss, or $(0.03) per fully diluted share, compared to a $(0.21) loss per fully diluted share in the first half of 2002. Non-GAAP net income was $544,000, or $0.07 per fully diluted share, for the six months ending June 30, 2003, in line with the Company's forecast to date.

All of the Company's Canadian dollar denominated expenses in Q2 2003 increased as reported in U.S. dollars due to significant weakness in the U.S. dollar during the period. Similarly, foreign exchange loss resulting from translation of non-U.S. dollar denominated net monetary liabilities amounted to two cents per fully diluted share, included in other expense for the period.

MDSI maintained a strong balance sheet during the quarter. At June 30, 2003, the Company's cash balance grew to $13.7 million, up from $11.0 million at December 31, 2002 and up from $12.5 million at March 31, 2003. The Company continues to have no long term debt other than capital lease obligations.

MDSI reiterated its third quarter forecast (announced previously and summarized here) and added detail to its forecast for the full year 2003:

     o Q3 2003: total revenues of $11.5 million to $12.5 million, of which approximately $8.5 million to $9.5 million will come from software and services. Earnings per fully diluted share is expected to be between five and seven cents.

     o Full Year 2003: the Company still anticipates growing total revenues approximately 20 percent and software and services revenue approximately 30 percent over 2002 (from continuing operations). Due to weakness in the US dollar against the Canadian dollar, MDSI anticipates that earnings per share will come in at the low end of the $0.22 to $0.26 range previously provided, on a non-GAAP basis.

The forecasts are on a non-GAAP basis. They exclude any potential future strategic expenses, and revenues and offsetting expenses that MDSI must recognize on a gross basis in connection with work done by third parties.

Terry McGarty recently resigned from MDSI's Board of Directors. Mr McGarty's other responsibilities have placed demands on his time that preclude his continuing participation as an active board member. David Van Valkenburg, an outside director, has replaced Mr. McGarty as Chairman of the Audit Committee. MDSI thanks Mr. McGarty for his seven years of contributions to MDSI's success.

Since the last quarterly earnings news release MDSI was named among the "50 Key Information Technology Players in Energy" according to Houston-based energy consultancy, RaderEnergy. Today, in a separate news release, MDSI announced an Advantex(R) r7 contract with one of the largest electric and gas utilities in North America.


                                     -more-

All figures in this news release are unaudited, expressed in U.S. dollars and are prepared in accordance with generally accepted accounting principles in the United States (GAAP), except where otherwise noted. This earnings release contains non-GAAP financial measures, including non-GAAP measures that net out the software and services revenue and direct costs attributable to subcontract work of third party integrators (which may vary from period to period) and non-GAAP financial measures that exclude strategic expenses associated with the investigation of a potential corporate transaction. These non-GAAP financial measures are not calculated in accordance with GAAP, and are not a substitute for GAAP measures. MDSI's management uses these non-GAAP financial measures to help investors more easily compare the financial information with that of other financial reporting periods, when such revenues and expenses did not occur. For more information, unaudited condensed consolidated statements of operations, unaudited condensed consolidated balance sheets and a reconciliation between certain GAAP and non-GAAP amounts are presented below.


ABOUT MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI's software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.


                                      ####


This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI's expectations regarding the amount and timing of revenues and earnings in future periods; MDSI's expectations regarding the mix of revenues in future periods; MDSI's expectations regarding the amount and adequacy of its cash reserves in future periods; MDSI's other forecasts; MDSI's analysis of strategic transactions; and MDSI's expectations regarding the amount of expenses in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; risks associated with litigation and the expenses associated with such litigation; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI's competitors; and other risks and uncertainties detailed in MDSI's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         MDSI MOBILE DATA SOLUTIONS INC.
                 Condensed Consolidated Statements of Operations
                      (Expressed in United States dollars)
                                   (Unaudited)




                                                            Three months ended June 30,             Six months ended June 30,
                                                          --------------------------------      --------------------------------
                                                               2003              2002                2003               2002
                                                          -------------     --------------      -------------     --------------
REVENUE
   Software and services                                  $  8,341,170      $  4,885,062        $ 16,191,829      $ 10,692,155
   Maintenance and support                                   3,268,744         2,866,478           5,871,131         5,423,551
   Third party products and services                           611,937           279,431           2,464,682           515,821
                                                          -------------     --------------      -------------     --------------
                                                            12,221,851         8,030,971          24,527,642        16,631,527

DIRECT COSTS                                                 5,638,356         3,490,743          11,566,460         7,121,062
                                                          -------------     --------------      -------------     --------------
GROSS PROFIT                                                 6,583,495         4,540,228          12,961,182         9,510,465
                                                          -------------     --------------      -------------     --------------
OPERATING EXPENSES
   Research and development                                  1,418,925         1,498,948           2,697,951         2,958,983
   Sales and marketing                                       2,884,236         3,912,177           5,832,179         6,326,070
   General and administrative                                1,612,857         1,529,565           3,182,923         3,194,007
   Strategic expenses                                          825,120                 -             825,120                 -
                                                          -------------     --------------      -------------     --------------
                                                             6,741,138         6,940,690          12,538,173        12,479,060
                                                          -------------     --------------      -------------     --------------
OPERATING (LOSS) INCOME                                       (157,643)       (2,400,462)            423,009         2,968,595)

OTHER (EXPENSE) INCOME                                        (208,491)           86,032            (461,110)          162,264
                                                          -------------     --------------      -------------     --------------
LOSS FROM CONTINUING OPERATIONS BEFORE TAX PROVISION          (366,134)       (2,314,430)            (38,101)       (2,806,331)

INCOME TAX EXPENSE (RECOVERY) FROM CONTINUING OPERATIONS       137,644          (688,919)            243,392          (814,619)
                                                          -------------     --------------      -------------     --------------
NET LOSS FROM CONTINUING OPERATIONS                           (503,778)       (1,625,511)           (281,493)       (1,991,712)

INCOME FROM DISCONTINUED OPERATIONS                                  -            22,196                   -           108,612
                                                          -------------     --------------      -------------     --------------
NET LOSS FOR THE PERIOD                                       (503,778)       (1,603,315)           (281,493)       (1,883,100)
                                                          -------------     --------------      -------------     --------------
DEFICIT, BEGINNING OF PERIOD                               (24,984,753)      (24,071,566)        (25,207,038)      (23,791,781)

DEFICIT, END OF PERIOD                                    $(25,488,531)     $(25,674,881)       $(25,488,531)     $(25,674,881)
                                                          =============     ==============      =============     ==============

Loss per common share

Loss from continuing operations
   Basic                                                  $      (0.06)     $      (0.18)       $      (0.03)     $      (0.23)
                                                          =============     ==============      =============     ==============
   Diluted                                                $      (0.06)     $      (0.18)       $      (0.03)     $      (0.23)
                                                          =============     ==============      =============     ==============

Net Loss
   Basic                                                  $      (0.06)     $      (0.18)       $      (0.03)     $      (0.21)
                                                          =============     ==============      =============     ==============
   Diluted                                                $      (0.06)     $      (0.18)       $      (0.03)     $      (0.21)
                                                          =============     ==============      =============     ==============

Weighted average shares outstanding
   Basic                                                     8,202,814         8,843,392           8,194,129         8,784,657
                                                          =============     ==============      =============     ==============
   Diluted                                                   8,202,814         8,843,392           8,194,129          8,784,657
                                                          =============     ==============      =============     ==============


                                                             MDSI MOBILE DATA SOLUTIONS INC.
                                                          Condensed Consolidated Balance Sheets
                                                          (Expressed in United States dollars)
                                                                       (Unaudited)




                                                                                           As at
                                                                                June 30,          December 31,
                                                                            -------------------------------------
                                                                                  2003                  2002
                                                                            ---------------       ---------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                 $  13,705,616        $  11,016,945
   Accounts receivable, net
      Trade (net of allowance for doubtful accounts $2,483,764;
          2002 - $2,506,614)                                                     9,984,143            6,705,088
      Unbilled                                                                   3,415,088            5,347,993
   Prepaid expenses and other assets                                             1,013,275            1,552,236
                                                                            ---------------       ---------------
                                                                                28,118,122           24,622,262


CAPITAL ASSETS, NET                                                              8,921,549            9,798,087

LONG TERM RECEIVABLE                                                             2,749,860            2,749,860

DEFERRED INCOME TAXES                                                              364,640              534,640
                                                                            ---------------       ---------------
                                                                                40,154,171           37,704,849

TOTAL ASSETS                                                                 $  40,154,171        $  37,704,849
                                                                            ===============       ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                          $   1,479,692            1,777,465
   Accrued liabilities                                                           4,101,023            3,300,113
   Income taxes payable                                                            641,597              602,717
   Deferred revenue                                                             10,404,850            7,503,613
   Current obligations under capital lease                                       1,896,817            2,073,906
                                                                            ---------------       ---------------
                                                                                18,523,979           15,257,814

OBLIGATIONS UNDER CAPITAL LEASES                                                 1,301,155            1,913,538
                                                                            ---------------       ---------------
                                                                                19,825,134           17,171,352

STOCKHOLDERS' EQUITY
   Common stock                                                                 44,285,544           44,208,511
   Additional paid-up capital                                                    2,222,128            2,222,128
   Deficit                                                                     (25,488,531)         (25,207,038)
   Accumulated other comprehensive loss                                           (690,104)            (690,104)
                                                                            ---------------       ---------------
                                                                                20,329,037           20,533,497
                                                                            ---------------       ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  40,154,171        $  37,704,849
                                                                            ===============       ===============


                                                    MDSI MOBILE DATA SOLUTIONS INC.
                                                Reconciliation of Non-GAAP Adjustments
                                                              (unaudited)


                                                      Three months ended June 30,            Six months ended June 30,
                                                   ----------------------------------    ----------------------------------
                                                       2003               2002               2003                2002
                                                   --------------    ----------------    --------------     ---------------
Non GAAP revenue                                    $ 11,937,217       $  8,030,971       $ 23,138,784        $ 16,631,527
Third party subcontractor revenues
                                                         284,634                  -          1,388,858                   -
                                                   --------------    ----------------    --------------     ---------------
GAAP revenue                                        $ 12,221,851       $  8,030,971       $ 24,527,642        $ 16,631,527
                                                   ==============    ================    ==============     ===============


                                                      Three months ended June 30,            Six months ended June 30,
                                                   ----------------------------------    ----------------------------------
                                                       2003               2002               2003                2002
                                                   --------------    ----------------    --------------     ---------------
Non GAAP direct costs                               $  5,353,722       $  3,490,743       $ 10,177,602        $ 7,121,062
Third party subcontractor costs
                                                         284,634                   -         1,388,858                  -
                                                   --------------    ----------------    --------------     ---------------
GAAP direct costs                                   $  5,638,356       $  3,490,743       $ 11,566,460        $ 7,121,062
                                                   ==============    ================    ==============     ===============


                                                      Three months ended June 30,            Six months ended June 30,
                                                   ----------------------------------    ----------------------------------
                                                       2003               2002               2003                2002
                                                   --------------    ----------------    --------------     ---------------
Non GAAP operating expenses                         $  5,916,018       $  6,940,690       $ 11,713,053        $ 12,479,060
Strategic expenses
                                                        (825,120)                 -         (825,120)                    -
                                                   --------------    ----------------    --------------     ---------------
GAAP operating expenses                             $  6,741,138       $  6,940,690       $ 12,538,173        $ 12,479,060
                                                   ==============    ================    ==============     ===============


                                                      Three months ended June 30,            Six months ended June 30,
                                                   ----------------------------------    ----------------------------------
                                                       2003               2002               2003                2002
                                                   --------------    ----------------    --------------     ---------------
Non GAAP net income                                 $    321,342       $ (1,603,315)      $    543,627        $ (1,883,100)
Strategic expenses
                                                        (825,120)                 -           (825,120)                  -
                                                   --------------    ----------------    --------------     ---------------
GAAP net loss                                       $   (503,778)      $ (1,603,315)      $   (281,493)       $ (1,883,100)
                                                   ==============    ================    ==============     ===============


                                                      Three months ended June 30,            Six months ended June 30,
                                                   ----------------------------------    ----------------------------------
                                                       2003               2002               2003                2002
                                                   --------------    ----------------    --------------     ---------------
Non GAAP earnings per fully diluted share              $    0.04       $      (0.18)      $       0.07        $     (0.21)
Strategic expenses per fully diluted share
                                                           (0.10)                 -              (0.10)                 -
                                                   --------------    ----------------    --------------     ---------------
GAAP net loss per fully diluted share                 $    (0.06)      $      (0.18)      $      (0.03)       $     (0.21)
                                                   ==============    ================    ==============     ===============




This earnings release contains non-GAAP financial measures, including non-GAAP measures that net out the products and services revenue and direct costs attributable to subcontract work of third party integrators (which may vary from period to period) and non-GAAP financial measures that exclude strategic expenses associated with the investigation of a potential corporate transaction, which management considers a one-time, non-recurring item. These non-GAAP financial measures are not calculated in accordance with GAAP and are not a substitute for GAAP measures. MDSI's management uses these non-GAAP financial measures to help investors more easily compare the financial information with that of other financial reporting periods, when such revenues and expenses did not occur. Management also believes that the non-GAAP revenue measures facilitate internal comparisons of historical operating performance of prior periods, external comparisons to competitors' historical operating performance and the Company's forecasts.